UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FNB Corporation

(Name of Registrant as Specified In Its Charter)

FNB Corporation Shareholders Committee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The FNB Corporation Shareholders Committee website, which is available at www.fnbcorporationshareholderscommittee.com and contains important information about the proposed transaction between FNB Corporation and Virginia Financial Group, Inc., was activated on January 4, 2008 to include the information being filed herewith.

Welcome

January 2nd, 2008

Thank you for visiting the FNB Corporation Shareholders Committee website. The Shareholders Committee was established to communicate to you our view that the transaction with Virginia Financial Group, Inc. (“VFG”) proposed by management of FNB Corporation does not enhance shareholder value and is not in the best interest of the shareholders or the community. We have stated this view in direct communications to shareholders and to news publications and now by establishing this website. Our commitment to you is to provide factual, honest fair and accurate information that you can rely on in making your decision to vote against the sale of FNB Corporation.

Our objective is to defeat the proposed sale of FNB Corporation because the proposed transaction is not in the best interest of shareholders, is at the expense of employees who will lose their jobs and is detrimental to The communities for which it has been our privilege to serve. In our opinion, the following points are determinative:

Shareholders — THE TRANSACTION IS EFFECTIVELY A SALE. Management initially billed the transaction as a merger of equals but even the CEO of FNB Corporation has conceded that FNB Corporation is the acquired and that VFG is the acquirer. Even Davenport & Company, LLC, the financial advisor that management hired, estimates that upon a sale FNB shareholders should receive 2.7 times book value, which would result in a sale price of $65.34 per share. This is in stark contrast to the swap ratio which would initially pay $32.43 to FNB Corporation’s shareholders which payment would be in the form of VFG stock. An evaluation of the relative performance of the two institutions since 2003 indicates that the performance of VFG is even worse than the performance of FNB.

Employees — Based on report prepared in February 2007 by Sander O’Neill & Partners and provided to management when this proposal was first considered, we anticipate that the sale will result in a loss of 30 FNB jobs which is probably only the beginning of the erosion of the value of FNB to the communities that it serves. Ray Smoot, who has been promised the position as chairman of the First

National Bank Board, is quoted in the Blue Ridge Business Journal as stating, “[A]nd the real appreciation will come when the new bank gets bought out” This disclosure indicates to us that the real motivation is to let FNB Corporation go the route of other regional holding companies one bite at a time.

Community — The CEO of VFG plans to use FNB’s deposit base to fund loans in higher growth markets in Virginia, as quoted in the American Banker article of July 30, 2007. He further stated that our future is in new markets in Virginia and beyond. The Shareholders Committee is committed to assuring that the future of our bank is in the markets where our depositors reside and in the communities which FNB now serves.

The Shareholders Committee has no desire to sell the franchise. Our objective is summarized in the concluding comments by management’s financial advisor in its February 22, 2007 report: “Potential sellers with excellent returns and growth prospects may create more value for shareholders over time as an independent entity.” It is our belief that stockholders and the communities that FNB has been privileged to serve, the employees of the company and the customers who have made FNB a trophy franchise will benefit more if management’s proposal is rejected.

Please see our “Links” page to view our proxy materials and communications that we have provided to shareholders. We also will provide unsolicited communications that we receive from shareholders and third parties, as well as news articles which provide additional information for your consideration. We invite communication from shareholders, customers or anyone interested in a fair assessment of management’s proposal. You may communicate with the Shareholders Committee by submitting comments to this website on the “Contact Us” link or by mailing your comments to: FNB Corporation Shareholders Committee, Post Office Box 6022, Christiansburg, Virginia 24068, or by contacting any of the Shareholder Committee members.

We appreciate your interest in FNB Corporation and in preserving the integrity of the corporation for the benefit of all the shareholders, our community, our customers and our employees.

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Contact

FNB CORPORATION Shareholders Committee

P.O. Box 6022

Christiansburg, VA 24068

(540) 382-3130

FNB Corporation Shareholders Committee Contact Form

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Links

Letter to Shareholders from Commit

Letter to the Editor written by Gil Rosenberg

Letter to FNB Employees from Shirley Martin

Preliminary Proxy Statement (11/23/07)

Letter to the Editor written by Spencer Hall

Preliminary Proxy Statement (11/01/07)

Preliminary Proxy Statement (10/12/07)

Letter to Shareholders from Committee, including Dr. Boone analysis and letters of support

Letter to Shareholders from Committee/Press Release announcing formation of Committee

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Additional Information

Additional Information About the Proposed Transaction and Where to Find It

This website is being made available in respect of the proposed transaction of FNB and VFG. In connection with the proposed transaction and its opposition thereto, the Shareholders Committee filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in order to urge fellow FNB shareholders to vote “against” the proposed transaction. The definitive proxy statement will be mailed to the FNB shareholders seeking their vote against the proposed transaction. In addition, the Shareholders Committee and the Corporation may file other relevant documents with the SEC concerning the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF THE CORPORATION ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AN]) ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FNB, VFG, THE SHAREHOLDERS COMMITTEE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement also may be obtained by directing a request by telephone at 540/382-3130 or by mail to the FNB Corporation Shareholders Committee at P.0. Box 6022, Christiansburg, Virginia 24068 or by accessing the Shareholders Committee’s website at http://www.fnbcorporationshareholderscommittee.com under “Links.”

The members of FNB Corporation Shareholders Committee and the 19 “Other Participants” listed in the Shareholders Committee’s proxy statement are participants in the solicitation of proxies from the shareholders of FNB in connection with the proposed transaction. Information about the members and “Other Participants” and their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement (Schedule 14A) filed by Shareholders Committee on November 23, 2007.

Statements made on this web site may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our various underlying assumptions and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Although we believe these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Forward-looking statements reflect the Committee’s current views with respect to future events and financial performance. The Committee undertakes no obligation to update forward-looking statements after the day they are made or to conform the statements to actual results or changes in the Committee’s expectations.

Forward-looking statements may include: statements about the proposed merger and benefits or lack thereof; statements regarding expansion of operations, locations of corporate or banking headquarters; projections or statements of strategies to obtain greater profitability; discussions of markets and business strategies; and such forward-looking statements may be preceded or followed by words such as “forecast,“ ”project,”“expect,” “believe,” “anticipate,” or other similar expressions.

The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements, including, but not limited to: global economic and political conditions; volatility in the financial markets; changes in interest rates, deposits, loan demand, and value in collateral held as security for loans; volatility of the securities markets; disruption to employees and customers based on fallout from the proposed merger, events which may be subject to circumstances beyond the control of the Committee; and other risks described from time to time in our filings with the SEC. The Committee undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Funded and sponsored by FNB Corporation Shareholders Committee.

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Archive for January, 2008

Welcome

Wednesday, January 2nd, 2008

Thank you for visiting the FNB Corporation Shareholders Committee website. The Shareholders Committee was established to communicate to you our view that the transaction with Virginia Financial Group, Inc. (“VFG”) proposed by management of FNB Corporation does not enhance shareholder value and is not in the best interest of the shareholders or the community. We have stated this view in direct communications to shareholders and to news publications and now by establishing this website. Our commitment to you is to provide factual, honest, fair and accurate information that you can rely on in making your decision to vote against the sale of FNB Corporation.

Our objective is to defeat the proposed sale of FNB Corporation because the proposed transaction is not in the best interest of shareholders, is at the expense of employees who will lose their jobs and is detrimental to the communities for which it has been our privilege to serve. In our opinion, the following points are determinative:

Shareholders — THE TRANSACTION IS EFFECTIVELY A SALE. Management initially billed the transaction as a merger of equals but even the CEO of FNB Corporation has conceded that FNB Corporation is the acquired and that VFG is the acquirer. Even Davenport & Company, LLC, the financial advisor that management hired, estimates that upon a sale FNB shareholders should receive 2.7 times book value, which would result in a sale price of $65.34 per share. This is in stark contrast to the swap ratio which would initially pay $32.43 to FNB Corporation’s shareholders which payment would be in the form of VFG stock. An evaluation of the relative performance of the two institutions since 2003 indicates that the performance of VFG is even worse than the performance of FNB.

Employees — Based on report prepared in February 2007 by Sander O’Neill & Partners and provided to management when this proposal was first considered, we anticipate that the sale will result in a loss of

30 FNB jobs which is probably only the beginning of the erosion of the value of FNB to the communities that it serves. Ray Smoot, who has been promised the position as chairman of the First National Bank Board, is quoted in the Blue Ridge Business Journal as stating, “[A]nd the real appreciation will come when the new bank gets bought out.” This disclosure indicates to us that the real motivation is to let FNB Corporation go the route of other regional holding companies one bite at a time.

Community — The CEO of VFG plans to use FNB’s deposit base to fund loans in higher growth markets in Virginia, as quoted in the American Banker article of July 30, 2007. He further stated that our future is in new markets in Virginia and beyond. The Shareholders Committee is committed to assuring that the future of our bank is in the markets where our depositors reside and in the communities which FNB now serves.

The Shareholders Committee has no desire to sell the franchise. Our objective is summarized in the concluding comments by management’s financial advisor in its February 22, 2007 report: “Potential sellers with excellent returns and growth prospects may create more value for shareholders over time as an independent entity.” It is our belief that stockholders and the communities that FNB has been privileged to serve, the employees of the company and the customers who have made FNB a trophy franchise will benefit more if management’s proposal is rejected.

Please see our “Links” page to view our proxy materials and communications that we have provided to shareholders. We also will provide unsolicited communications that we receive from shareholders and third parties, as well as news articles which provide additional information for your consideration. We invite communication from shareholders, customers or anyone interested in a fair assessment of management’s proposal. You may communicate with the Shareholders Committee by submitting comments to this website on the “Contact Us” link or by mailing your comments to: FNB Corporation Shareholders Committee, Post Office Box 6022, Christiansburg, Virginia 24068, or by contacting any of the Shareholder Committee members.

We appreciate your interest in FNB Corporation and in preserving the integrity of the corporation for the benefit of all the shareholders, our community, our customers and our employees.

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